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                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65520) pertaining to The Geon Retirement Savings Plan, in the Registration Statement (Form S-8 No. 33-65518) pertaining to The Geon
Retirement Plus Savings Plan For Wage Employees, and in the Registration Statement (Form S-8 No. 33-92398) pertaining to The Geon Retirement Savings Plan, of our report dated June 16, 1999, with respect to the financial statements and schedules of The Geon Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                           /s/ Ernst & Young LLP




Cleveland, Ohio
June 25, 1999